                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                         March 15, 2004 (March 12, 2004)

                     St. Mary Land & Exploration Company
             (Exact name of registrant as specified in its charter)

          Delaware                      001-31539                41-0518430
(State or other jurisdiction           (Commission             (I.R.S Employer
      of incorporation)                File Number)          Identification No.)

             1776 Lincoln Street, Suite 700, Denver, Colorado 80203
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (303) 861-8140

                                 Not applicable
         (Former name or former address, if changed since last report.)

Item 5.  Other Events and Regulation FD Disclosure.

         With respect to its $100 million of 5.75% senior convertible notes due
2022, for the period from March 15, 2004 to September 14, 2004 St. Mary Land
& Exploration Company will, subject to the terms of the indenture under which the notes were issued, accrue contingent interest on the notes at a rate of 0.50% per annum, in addition to the 5.75% annual rate of interest that the notes have stated on the face of the indenture.

         The Company issued a press release dated March 12, 2004 announcing the accrual of additional contingent interest on the notes. Such press release is furnished as part of this report as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits.

         (c) Exhibits.

             The following exhibit is furnished as part of this report:

             Exhibit 99.1 Press release of St. Mary Land & Exploration
                          Company dated March 12, 2004.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ST. MARY LAND & EXPLORATION
COMPANY

Date:  March 15, 2004                     By: /s/ DAVID W. HONEYFIELD
                                              -----------------------
                                              David W. Honeyfield
                                              Vice President - Finance,
                                              Secretary and Treasurer